UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2018

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 713-646-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2018, the board of directors (the “Board”) of Plains All American Pipeline, L.P.’s (the “Registrant”) general partner, PAA GP Holdings LLC (the “Company”), appointed Alexandra Pruner as an independent member of the Board and as a member of the Audit Committee. The Board has responsibility for managing the business and affairs of the Registrant and of Plains GP Holdings, L.P. (“PAGP”).  Ms. Pruner was appointed by the Board to fill the vacancy that was created by the Board’s approval of an amendment to the limited liability company agreement for the Company that increased the size of the Board to 13 members (see Item 5.03 below).

Ms. Pruner, age 56, served as Partner and Chief Financial Officer of Perella Weinberg Partners (“PWP”), a global independent advisory firm, from December 2016 through November of this year and prior to that served as Chief Financial Officer and a member of the Management Committee of Tudor, Pickering, Holt & Co. from the firm’s founding in 2007 until its combination with PWP in 2016.

In connection with her appointment to the Board, Ms. Pruner will receive an initial grant of phantom Class A Shares of PAGP that will vest (become payable in Class A Shares of PAGP) in August of each year for the next four years commencing in August of 2019 and continuing through August of 2022.  Such initial grant will be sized so that the number of phantom Class A Shares vesting each August will have a market value on the date of such initial grant equal to $125,000 (or pro rata portion thereof for the period from her appointment through August 2019).  As each tranche of phantom Class A Shares vests, they will be replaced with a new grant of phantom Class A Shares having a market value on the date of grant equal to $125,000 and which will vest four years after the date of grant.  The phantom Class A Shares include associated dividend equivalent rights.  Ms. Pruner will also receive an annual cash retainer of $75,000 for service as a Board member plus an additional annual retainer fee of $15,000 for service as an Audit Committee member.

Item 5.03.                                        Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

Effective on December 10, 2018, the Third Amended and Restated Limited Liability Company Agreement of the Company was amended to increase the size of the Board from 12 to 13. A copy of the amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this item by reference.

Item 7.01.                                        Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

On December 11, 2018, the Registrant issued a press release announcing the appointment of Ms. Pruner to the Board and Audit Committee of the Company. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1 —	Amendment No. 2 dated December 10, 2018 to Third Amended and Restated Limited Liability Company Agreement of PAA GP Holdings LLC.
Exhibit 99.1 —	Press Release dated December 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: December 11, 2018	By:	PAA GP LLC, its general partner
	By:	Plains AAP, L.P., its sole member
	By:	Plains All American GP LLC, its general partner
	By:	Plains GP Holdings, L.P., its sole member
	By:	PAA GP Holdings LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Executive Vice President